SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                          CURRENT REPORT ON FORM 8-K


                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report, March 10, 1999


                       Commission File Number: 0-20307

                       AVALON COMMUNITY SERVICES, INC.
                         (Exact name of Registrant as
                     specified in its corporate charter)



            Nevada                                         13-3592263
      (State of Incorporation)                  (I.R.S. Employer I.D. Number)


              13401 Railway Drive, Oklahoma City, Oklahoma 73114
                   (Address of Principal executive offices)

                                (405) 752-8802
                         (Issuer's telephone number)












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ITEM 2.  Acquisition of Assets


      On February 25,1999, Avalon Community Services Inc. closed a senior credit facility with the Fleet Capital Corporation. The new loan is a four year revolving credit facility primarily utilized to finance the expansion of the Company's business.

      The credit facility provides for an $18 million senior revolving debt facility secured by substantially all assets of the Company. The credit facility is subject to a 1/2% unused line fee and interest on outstanding balances at Prime + .25% - .50 % or LIBOR + 2.0 - 3.0%. The maturity date of the credit facility is February 25, 2003.

            Initially, no amounts were extended on the credit facility and the Company utilized existing cash reserves to retire debt that was collateralized by assets now pledged to Fleet Capital under the new agreement. The Company expects amounts to be borrowed under the facility within 90 days to finance new projects and acquisitions.

 ITEM 7.  Financial Statements and Exhibits

a. Loan and Security Agreement dated February 25, 1999, between Fleet Capital Corporation,Avalon Community Services Inc. and Southern Corrections Systems Inc.










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             AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES
                                SIGNATURES



            In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 10, 1999                 AVALON COMMUNITY SERVICES, INC.



                                    By: /S/ Jerry Sunderland
                                    Jerry Sunderland, President




















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